AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1997

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                            FULL HOUSE RESORTS, INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                 13-3391527
      -------------------------------               ----------------------
      (STATE OR OTHER JURISDICTION OF                    (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

                     DEADWOOD GULCH RESORT, HIGHWAY 85 SOUTH
                          DEADWOOD, SOUTH DAKOTA 57732
          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

     OPTION AGREEMENT BETWEEN FULL HOUSE RESORTS, INC. AND ALLEN E. PAULSON OPTION AGREEMENT BETWEEN FULL HOUSE RESORTS, INC. AND WILLIAM P. MCCOMAS
     OPTION AGREEMENT BETWEEN FULL HOUSE RESORTS, INC. AND RONALD K. RICHEY
 -------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------

                               WILLIAM R. JACKSON
                  EXECUTIVE VICE PRESIDENT - CORPORATE FINANCE
                     DEADWOOD GULCH RESORT, HIGHWAY 85 SOUTH
                          DEADWOOD, SOUTH DAKOTA 57732
               ---------------------------------------------------
                     (Name and address of agent for service)

                                 (605) 578-1294
               ---------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                              PAUL BERKOWITZ, ESQ.
                          GREENBERG, TRAURIG, HOFFMAN,
                          LIPOFF, ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                (305) 579-0827

                               -------------------


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
           TITLE OF SECURITIES                AMOUNT TO BE         PROPOSED MAXIMUM            PROPOSED                AMOUNT OF
            TO BE REGISTERED                   REGISTERED           OFFERING PRICE         MAXIMUM AGGREGATE       REGISTRATION FEE
                                                                     PER SHARE (1)         OFFERING PRICE(1)
------------------------------------------ --------------------    ----------------        -----------------       ----------------
COMMON STOCK,                                    750,000                $3.375                $2,531,250                $767.05
  $.0001 PAR VALUE....................           SHARES
====================================================================================================================================

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                   The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

                   (a) the Registrant's Annual Report on Form 10-KSB for the
                       fiscal year ended December 31, 1996;

                   (b) all other reports filed by the Registrant pursuant to
                       Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of fiscal year 1996; and

                   (c) the descriptions of the Registrant's Common Stock and
                       related matters set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form SB-2 (File No. 33-61580) filed under the Securities Act of 1933, as amended (the "Act"), including any amendments to such descriptions in such Registration Statement.

                   In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                   Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 145 of the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify and advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant has also entered into agreements with certain of its officers and directors wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Delaware General Corporation Law that authorize indemnification do not eliminate the duty of care of directors and officers. In general, directors and officers will avoid liability only if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of a corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought.

         In October 1994, Full House filed an action for declaratory relief in Mississippi, seeking a determination by the court that no relationship exists between it and Lone Star Casino Corporation regarding the potential acquisition of a riverboat casino on the Mississippi gulf coast (FULL HOUSE RESORTS, INC. V. LONE STAR CASINO CORPORATION V. ALLEN E. PAULSON, Second Judicial District of the Chancery Court of Harrison County, Mississippi). Lone Star filed a counterclaim alleging breaches of fiduciary duty, breach of contract, conspiracy to breach contract and to breach fiduciary duty and common law fraud. The trial court granted summary judgment in favor of all defendants on that counterclaim, and Lone Star's appeal of that judgment is currently pending in the Mississippi appellate court. A decision is expected by the end of 1997. The Registrant is currently paying for Mr. Paulson's defense.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                   Not applicable.

ITEM 8.  EXHIBITS

                   See "Exhibit Index" on page II-4 below.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on May 12, 1997.

                                       FULL HOUSE RESORTS, INC.

                                       By: /s/ William R. Jackson
                                          -------------------------
                                               William R. Jackson


                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints and William R. Jackson his true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                        TITLE                    DATE
        ---------                        -----                    ----

/s/ Allen E. Paulson
----------------------              Chairman and Chief           May 12, 1997
Allen E. Paulson                    Executive Officer
                                    Director

/s/ William P. McComas
----------------------
William P. McComas                  Director                     May 12, 1997


/s/ Ronald K. Richey
----------------------              Director                     May 12, 1997
Ronald K. Richey

/s/ Robert L. Kelley
----------------------              President and Chief
Robert L. Kelley                    Operating Officer            May 12, 1997


/s/ William R. Jackson
----------------------              Executive Vice President     May 12, 1997
William R. Jackson                  Corporate Finance

                                  EXHIBIT INDEX




      EXHIBIT
      NUMBER                                         DESCRIPTION
      -------                                        -----------


       4.1                 Registrant's Amended and Restated Articles of
                           Incorporation (1)

       4.2                 Registrant's Amended and Restated Bylaws (2)

       4.3                 Option Agreement Between Full House Resorts, Inc.
                           and Allen E. Paulson; Option Agreement Between Full House Resorts, Inc. and William P. McComas; and Option Agreement Between Full House Resorts, Inc. and Ronald K. Richey

       5.1                 Opinion of Greenberg, Traurig, Hoffman, Lipoff,
                           Rosen & Quentel, P.A.

       23.1                Consent of Deloitte & Touche LLP

       23.2                Consent of Greenberg, Traurig, Hoffman, Lipoff,
                           Rosen & Quentel, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

       24.1 Power of Attorney is included in the Signatures section of this Registration Statement

----------------------------

 (1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form SB-2 (File No. 33-61580).

 (2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form SB-2 (File No. 33-61580).